Exhibit 12(b)
SECTION 906 CERTIFICATION
In connection with the Certified Shareholder Report of Artio Global Investment Funds (the “Registrant”) on Form N-CSR for the period ending April 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (“the Report”), the undersigned hereby certify that:
1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Anthony Williams
Anthony Williams
President

Date: July 2, 2009

By:	/s/ Craig Giunta
Craig Giunta
Chief Financial Officer

Date: July 2, 2009
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.
This certification is being furnished to the Commission solely pursuant to Rule 30a.2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.